Continental Information Systems Corporation Subsidiaries

CIS Corporation
CIS Land Holding, Inc.

Subsidiaries of CIS Corporation           Subsidiaries of CMI Corporation

     CMI Holding (US) Co.                     CMI Corporation Canada
     CIS LCI Corportion                       CMI Financial Services, Inc.
     CIS Investment Corporation               CMI Equipment Corporation
     CIS Aircraft Partners, Inc.              CMI Leasing Corporation
     CIS LC II Corporation                    CMI Aircraft Corporation
     CIS Equipment Investors Corporation      Troy Investment Company
     CIS Air Corporation                      CMI Sales, Inc.
     CIS LC III Corporation                   CMI Lease Services Company
     CIS Rail Corporation
     CIS Assignor L.P.A., Inc.
     CIS Equipment Management
         Corporation
     CIS LC IV Corporation
     CIS Partners, Inc.
     CIS LC V Corporation
     Framework Capital Corporation
     CIS Leasing Co. Acquisition I
         Corporation
     NC3, Inc.
     CIS Leasing Co. Acquisition II
         Corporation
     CIS Leasing Programs, Inc.
     CIS Leasing Co. Acquisition III
         Corporation
     Aviron Computer Technologies, Inc.
     CIS Aircraft Management
         Corporation
     GMCCCS Corp.
     CIS/TUS I Acquisition Corporation